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                                                                   Exhibit 10.20
                             PURE RESOURCES, INC.

                             Amended and Restated
                         Stockholders Voting Agreement
                         -----------------------------

     This AMENDED AND RESTATED STOCKHOLDERS VOTING AGREEMENT, dated April 10, 2000 (the "Agreement"), is made and entered into by and among Pure Resources, Inc., a Delaware corporation (the "Company"), Union Oil Company of California, a California corporation ("Union Oil"), and Mr. Jack D. Hightower, an individual who resides in Midland County, Midland, Texas ("CEO").

                              W I T N E S S E T H:

     WHEREAS, the Company (previously named Titan Resources Holdings, Inc.), Union Oil and CEO previously executed a Stockholders Voting Agreement dated December 13, 1999 (the "Original Agreement");

     WHEREAS, the Company, Union Oil, TRH, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), and Titan Exploration, Inc., a Delaware corporation ("Titan"), entered into an Agreement and Plan of Merger concurrently with the execution of the Original Agreement (the "Merger Agreement"), pursuant to which Sub shall be merged with and into Titan, which shall become a wholly-owned subsidiary of the Company (the "Merger");

     WHEREAS, as a condition to the agreement of the parties to the Merger Agreement to enter into the Merger Agreement, the Company, Union Oil and CEO agreed to enter into the Original Agreement to provide for certain agreements relating to the composition of the Board of Directors of the Company following the Effective Time of the Merger (as defined in the Merger Agreement, the "Effective Time"); and

     WHEREAS, the Company, Union Oil and CEO now wish to modify, amend and restate the Original Agreement by this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein the parties to this Agreement hereby agree as follows:

     1.   Definitions of Certain Agreement Terms.  For purposes of this
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Agreement, the terms hereinafter set forth shall have the following definitions unless otherwise specifically stated:

     "Board" means the Board of Directors of the Company.

     "Bylaws" means the Bylaws of the Company as hereinafter amended or supplemented.

     "Capital Stock" means the Common Stock and any other capital stock of the Company.
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     "Common Stock" means the common stock, par value $.01 per share, of the
Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Outside Director" means a person meeting the requirements of an "outside director" under the listing criteria policies of the New York Stock Exchange; provided that if none of the Company's securities are listed for trading on the New York Stock Exchange, then "Outside Director" means an "independent director" within the meaning of Rule 4200 of The Nasdaq Stock Market.

     "Person" means any individual, corporation, association, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, estate, other entity or organization or group.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Union Oil Affiliate" means any natural person who is a partner, officer, director or employee of, or is (directly or indirectly) the owner of 10% or more of any class of equity securities of, Union Oil, Unocal Corporation, a Delaware corporation, or any of its subsidiaries (other than the Company or any of its subsidiaries).

     "Union Oil Ownership Percentage" means the percentage obtained by multiplying 100 by an amount equal to (i) the number of shares of Common Stock beneficially owned by Union Oil and its affiliates divided by (ii) the number of shares of Common Stock issued and outstanding.

     The terms "participant," "proxy" and "solicitation" shall be used as defined in Regulation 14A under the Exchange Act. The terms "beneficial ownership" and "group" shall be used as defined in Regulation 13D-G under the Exchange Act. The terms "affiliate" and "associate" shall be used as defined in Rule 12b-2 under the Exchange Act.

     2.   Shares Subject to Agreement.  Each of Union Oil and CEO agrees that
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all shares of Capital Stock of the Company registered in its or his name or beneficially owned by it or him as of the date hereof and any and all other Capital Stock of the Company legally or beneficially acquired by Union Oil or CEO, as applicable, after the date hereof shall be subject to the provisions of this Agreement.

     3.   Term; Termination.   This Agreement shall not become effective until
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the Effective Time of the Merger, and shall terminate and be of no force or effect if the Merger Agreement is terminated in accordance with its terms.
After the Effective Time of the Merger, this Agreement shall terminate upon the earlier to occur of (i) the sale or transfer by Union Oil or its affiliates of such number of shares of Capital Stock that causes the Union Oil Ownership Percentage to decline to 10% or less, or (ii) the date on which CEO is no longer Chief Executive Officer of the Company.

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This Agreement may also be terminated by the written agreement of all parties hereto. In the event of the termination of this Agreement pursuant to this
Section 3, this Agreement shall become void and have no effect. Nothing contained in this Section 3 shall relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

     4.   Merger Agreement.  The parties acknowledge that pursuant to the Merger
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Agreement, as amended, Union Oil has agreed to cause the directors of the
Company from and after the Effective Time to consist of Darrell Chessum, Timothy
H. Ling, Herbert C. Williamson, III, Graydon H. Laughbaum, Jr. and H.D. Maxwell as designees of Union Oil; CEO and George G. Staley as designees of CEO; until the next annual meeting of stockholders and until their respective successors are duly qualified and elected. If, prior to the consummation of the Merger, an Outside Director is nominated pursuant to Section 5(d) of this Agreement, the parties agree to cause the board size to be increased to eight persons and to cause such person to become a director designate of Union Oil from and after the Closing Date, to serve until the next annual meeting of stockholders and until his successor is duly qualified and elected.

     5.   Election of  Directors.
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          (a)   At each election of directors of the Company during the term of this Agreement, each of Union Oil and CEO shall vote (including the taking of any action by written consent, as necessary or appropriate), and shall cause its affiliates to vote (including the taking of any action by written consent, as necessary or appropriate), all shares of Capital Stock which it or he is entitled to vote (or control the voting of, directly or indirectly) in favor of the slate of nominees as selected in accordance with Section 5(b), 5(c) and 5(d) for election to the Board.

          (b) Subject to the terms and conditions of this Section 5(b), for purposes of selecting the slate of nominees referred to in Section 5(a), Union Oil shall be entitled to nominate (i) five members of the Board, if the Union Oil Ownership Percentage is greater than 50%; (ii) four members of the Board, if the Union Oil Ownership Percentage is greater than 35% but not more than 50%; or
(iii) two members of the Board, if the Union Oil Ownership Percentage is greater
than 10% but not more than 35%.   No more than two of the persons nominated
pursuant to this Section 5(b) shall be Union Oil Affiliates. In the event that the Union Oil Ownership Percentage is greater than 35%, one of the Union Oil Affiliates nominated pursuant to this Section 5(b) must be approved by CEO and any non-Union Oil Affiliate nominated pursuant to this Section 5(b) must be approved by CEO, in each case such approval not to be unreasonably withheld.

          (c) Subject to the terms and conditions of this Section 5(c), CEO shall be entitled to nominate two members of the Board. Any person nominated pursuant to this Section 5(c) (other than CEO) must be approved by Union Oil, which approval shall not be unreasonably withheld.

          (d) In addition to the foregoing provisions of this Section 5, if at any time the Company is required to have, in addition to the seven directors nominated in accordance with the other provisions of this Section 5, an additional director who qualifies as an Outside Director to satisfy the listing requirements of principal securities exchange or quotation system on which the

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Common Stock is then traded or quoted, then each of Union Oil and CEO shall propose two candidates who would qualify as Outside Directors. Union Oil and CEO shall attempt to agree on one candidate from among those proposed to be added to the Board as an Outside Director. If Union Oil and CEO cannot agree on one candidate from among those proposed within 30 days, then Union Oil will be entitled to nominate the Outside Director, subject to the approval of CEO, which approval may not be unreasonably withheld. Union Oil nor CEO shall be required to change one or more of their director nominations pursuant to Section 5(b) or
(c) to satisfy an Outside Director requirement.

          (e) In the event that any director (a "Withdrawing Director") nominated in the manner set forth above is unable to serve, or once having commenced to serve, ceases for any reason to be a director, such Withdrawing Director's replacement (the "Substitute Director") on the Board shall be nominated by the party who nominated the Withdrawing Director, subject to the other provisions of this Section 5. The Company and each of the parties agree to take all action within their respective power, including, but not limited to, the voting of Capital Stock entitled to vote, to cause the election of such Substitute Director as soon as practicable following his designation, or instructing the directors it has previously nominated to serve as members of the Board, as the first order of business at the first meeting thereof after such Substitute Director has been so nominated, to vote to seat such nominated Substitute Director as a director in place of the Withdrawing Director. In the event any party entitled to nominate a director or directors pursuant to this Agreement fails to nominate a director or directors, such directorship or directorships shall remain vacant.

          (f) If the party who has nominated for election to the Board any director serving on the Board pursuant to the preceding provisions of this
Section 5 requests that such director be removed (with or without cause) by written notice thereof to the other parties, then such director shall be removed (with or without cause) and each party hereby agrees to vote all shares of Capital Stock entitled to vote owned or held of record by such party to effect such removal upon any such request. No director nominated by a party shall otherwise be involuntarily removed as a director except for cause. For purposes of this Section 5(f), any Outside Director nominated in accordance with Section 5(d) shall be deemed to have been nominated by Union Oil.

     6.   Successors, Assigns and Transferees.  The terms and provisions of this
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Agreement shall not bind, inure to the benefit of or be enforceable by or against the successors, assigns or transferees of each of the parties hereto.
No party hereto may assign its rights under this Agreement provided that Union Oil may assign its rights and obligations hereunder to any Affiliate who agrees in writing to be bound by this Agreement.

     7.   Entire Agreement; Amendments.  This Agreement, and such additional
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instruments as may be concurrently executed and delivered pursuant to this
Agreement, constitutes the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein or in the documents delivered concurrently herewith. This Agreement may be amended only by a written instrument duly executed by all the parties hereto.

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     8.   Headings.  The section headings contained in this Agreement are for
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reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

     9.   Notices,  All notices, requests, claims, demands and other
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communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by hand delivery, facsimile or by mail (registered or certified, postage prepaid, return receipt requested) to the respective parties as follows:

          If to Union Oil:

               Union Oil Company of California
               One Sugar Creek Place
               14141 Southwest Freeway
               Sugar Land, Texas 77478
               Attention: Mr. Phil Ballard
               Fax No:  (281) 287-5170

          with a copy to:

               Union Oil Company of California
               2141 Rosecrans Avenue, Suite 4000
               El Segundo, California 90245
               Attention:     (1)   General Counsel, and
                              (2) Vice President, Corporate Development
               Fax No:  (310) 726-7819


          If to the Company:

               Pure Resources, Inc.
               500 West Texas
               Suite 200
               Midland, Texas 79701
               Attention: Jack D. Hightower
               Fax: (915) 687-3863

          with a copy to:

               Thompson & Knight L.L.P.
               1700 Pacific Avenue
               Suite 3300
               Dallas, Texas 75201
               Attention: Mr. Joe Dannenmaier
               Fax: (214) 969-1751

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or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     10.  Governing Law.  This Agreement shall be governed by and construed and
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enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

     11.  Waiver.  Any waiver by any party of a breach of any provision of this
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Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     12.  Challenges to Agreement.  In the event that any part of this Agreement
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or any transaction contemplated hereby is temporarily, preliminarily or permanently enjoined or restrained by court of competent jurisdiction, the parties hereto shall use their reasonable best efforts to cause any such injunction or restraining order to be vacated or dissolved or otherwise declared or determined to be of no further force or effect.

     13.  Specific Performance.  Each of Union Oil and CEO acknowledges and
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agrees that irreparable harm would occur if any provision of this Agreement were not performed in accordance with the terms thereof, or were otherwise breached, and that such harm could not be remedied by an award of damages. Accordingly, each of Union Oil and CEO agree that any non-breaching party shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

     14.  Counterparts.  This Agreement may be executed in counterparts, each of
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which shall be an original, but each of which together shall constitute one and the same Agreement.


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     IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Agreement to be executed on the date first above written.

                                     PURE RESOURCES, INC.



                                     By: /s/ Phillip Ballard
                                         -------------------
                                         Phillip Ballard
                                         Vice President


                                     UNION OIL COMPANY OF CALIFORNIA



                                     By: /s/ Timothy H. Ling
                                         -------------------
                                         Timothy H. Ling
                                         Executive Vice President, North
                                         American Energy Operations and Chief
                                         Financial Officer



                                     /s/ Jack D. Hightower
                                     ---------------------
                                     JACK D. HIGHTOWER

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